EXHIBIT 99.7

AMENDED AND RESTATED AGREEMENT OF JOINT FILING

The undersigned acknowledge and agree that this Schedule 13D is filed on behalf of each of them and that all subsequent amendments to this Schedule 13D may be filed on behalf of each of them without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: September 28, 2015

THE BANK OF NEW YORK MELLON CORPORATION

By:   /s/ Ivan Arias

         Name:   Ivan Arias

         Title:     Attorney-In-Fact for
                       The Bank of New York Mellon Corporation

BNY MELLON, NATIONAL ASSOCIATION

By:  /s/ Ivan Arias

       Name:   Ivan Arias

       Title:     Attorney-In-Fact for

                      BNY Mellon, National Association

BNY ALCENTRA GROUP HOLDINGS, INC.

By:  /s/ David Forbes-Nixon

       Name:   David Forbes-Nixon

       Title:     President

ALCENTRA INVESTMENTS LIMITED

By:  /s/ David Forbes-Nixon

       Name:   David Forbes-Nixon

       Title:     Vice President

ALCENTRA NY, LLC

By:  /s/ John Yang

       Name:   John Yang

       Title:     President